As filed with the Securities and Exchange Commission on 11 March 2003
Registration No. 333-01477

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT Under The Securities Act of 1933

DEERE & COMPANY (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2382580 (I.R.S. employer identification no.)

One John Deere Place, Moline, Illinois 61265 (Address of Principal Executive Offices)

1991 JOHN DEERE STOCK OPTION PLAN

(Full title of the plan)

James H. Becht Deere & Company One John Deere Place Moline, Illinois 61265 309-765-5574

(Name and address and telephone number of agent for service)

Explanatory Statement In Connection With the Filing of a Related Registration Statement on Form S-8 Filed Pursuant to Instruction E of Form S-8

          Contemporaneously with the filing of this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 (File No. 333-01477) (this "Registration Statement"), Deere & Company, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission (the "Commission") a new Registration Statement on Form S-8. The New Registration Statement relates to the registration among other offers and sales of shares of the Registrant's Common Stock, of the offer and sale of 748,476 shares of the Registrant's Common Stock, $1 par value (the "Carryover Shares"), pursuant to The John Deere Omnibus Equity and Incentive Plan (the "Plan") (the "New Registration Statement"). The Plan is sponsored by the Registrant.

          The Registrant had originally registered the Carryover Shares pursuant to this Registration Statement in anticipation of granting awards pursuant to the 1991 John Deere Stock Option Plan (the "Option Plan"). The Option Plan is a predecessor plan to the Plan. Subsequent to the filing and effectiveness of this Registration Statement, the Plan was adopted by the Registrant and approved by the Registrant's stockholders to succeed the Option Plan. Following the filing of this Amendment No. 2, the Carryover Shares are no longer available for new awards under the Option Plan. The Registrant desires to have the Carryover Shares be included among the shares of the Common Stock whose offer and sale under the Plan is registered under the New Registration Statement. The Plan provides for the award, to select salaried employees of the Registrant and its subsidiaries, of stock options, stock appreciation rights, Common Stock of the Registrant or amounts based on the value thereof, and other awards.

          Consequently, in accordance with the principles set forth in Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Commission (July 1997 as supplemented) and Instruction E to Form S-8, (1) the Registrant is registering the offer and sale of the Carryover Shares pursuant to the Plan by means of the New Registration Statement, (2) the registration fee of $10,114.10 allocable to the Carryover Shares, which the Registrant paid to the Commission in connection with the original filing of this Registration Statement, is carried over to the New Registration Statement, and (3) this Registration Statement is being amended on a post-effective basis to describe the change from the Option Plan to the Plan.

Item 8.	Exhibits.

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's annual report on Form 10-K for the fiscal year ended October 31, 1999).

4.2	By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's annual report on Form 10-K for the fiscal year ended October 31, 1999).

4.3	1991 John Deere Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Registrant's annual report on Form 10-K for the fiscal year ended October 31, 1999).

*5	Opinion and consent of General Counsel of the Registrant.

*23.1	Consent of General Counsel of the Registrant (included in Exhibit 5).

*23.2	Consent of Deloitte & Touche LLP.

*24	Power of Attorney (included on signature page).

*	Previously filed.

SIGNATURES

          Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on 11 March 2003.

DEERE & COMPANY

By:	/s/ R. W. Lane

R. W. Lane
Chairman and Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

          Each person signing below hereby appoints James R. Jenkins, Nathan J. Jones and James H. Becht and each of them singly, his or her lawful attorney-in-fact with full power to execute and file all amendments to this registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title		Date

/s/ John R. Block	Director	)

John R. Block		)
)
)
/s/ Crandall C. Bowles	Director	)

Crandall C. Bowles		)
)
)
/s/ T. Kevin Dunnigan	Director	)

T. Kevin Dunnigan		)
)
)
/s/ Leonard A. Hadley	Director	)

Leonard A. Hadley		)

Signature	Title		Date

/s/ Dipak C. Jain	Director	)

Dipak C. Jain		)
)
)
/s/ Nathan J. Jones	Senior Vice President and Chief	)

Nathan J. Jones	Financial Officer (Principal	)
	Financial Officer and Principal	)
Accounting Officer))
)
)
/s/ Arthur L. Kelly	Director	)

Arthur L. Kelly		)
)
)
/s/ R. W. Lane	Chairman, Chief Executive Officer	)

R. W. Lane	And Director (Principal Executive	)
Officer))
)
)
/s/ Antonio Madero B.	Director	)

Antonio Madero B.		)
)
)
/s/ Joachim Milberg	Director	)

Joachim Milberg		)
)
)
/s/ Thomas H. Patrick	Director	)

Thomas H. Patrick		)
)
)
/s/Aulana L. Peters	Director	)

Aulana L. Peters		)
)
)
/s/ John R. Walter	Director	)

John R. Walter		)